UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

B4MC Gold Mines, Inc.
(Exact name of registrant as specified in its charter)

Nevada	005-88847	87-0674571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D565, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(424) 256-8560

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agreement with PacificWave Partners Limited

On May 2, 2016, B4MC Gold Mines, Inc. (the “Company”) entered into an agreement with PacificWave Partners (“PWP”) to provide investment banking services.

The Company currently has no operations, and has been engaged in efforts to identify an operating company with which to acquire or merge through an equity-based exchange transaction. The agreement with PWP includes the provision of investment banking services related to the identification of potential acquisition targets and the financing of the company’s operations.

Expiration of Letter of Intent with Inpay Switzerland AG

On January 19, 2016, the Company entered into a Letter of Intent (the “LOI”) with the sole stockholder of Inpay Switzerland AG, a company organized under the laws of Switzerland (“Inpay”). The LOI and related matters were disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2016.

The LOI provided for the acquisition of all of the outstanding shares of capital stock of Inpay by the Company in exchange for 55,600,000 newly issued unregistered shares of the Company’s common stock, subject to a number of conditions, including the execution of a definitive acquisition agreement.  The Company and Inpay did not enter into a definitive acquisition agreement, and the LOI expired in accordance with its terms on March 31, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits. The following exhibits are being filed herewith:

10.1

Agreement, dated May 2, 2016, between the Company and PacificWave Partners Limited.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B4MC Gold Mines, Inc.

          (Registrant)

Date: May 3, 2016

By: /s/ Bennett J. Yankowitz, President

             (Signature)